Exhibit 99.1

Investors
Trey Huffman
404-748-6219
678-571-1367 (mobile)
huffmanal@elnk.com

Media
Bert Kelly
678-891-0317
404-372-5073 (mobile)
Bert.kelly@elnk.com

EARTHLINK REPORTS THIRD QUARTER 2015 FINANCIAL RESULTS

STRONG CASH GENERATION ENABLES $45 MILLION DEBT REDUCTION

•                  Revenue of $270.9 million

•                  Net loss of $(10.5) million and net loss per share of $(0.10)

•                  Adjusted EBITDA of $61.4 million

•                  Net cash provided by operating activities of $74.0 million

•                  Unlevered Free Cash Flow of $39.4 million

•                  Repurchased $30 million of outstanding 8.875% debt and made net revolving credit facility repayments of $15 million

•                  Ending cash balance of $87.6 million

ATLANTA — Nov. 2, 2015 - EarthLink Holdings Corp. (NASDAQ: ELNK), a leading managed network, security and cloud solutions provider for multi-location businesses, today announced financial results for the third quarter of 2015.

“EarthLink continues to strengthen as we develop our business unit operating model,” said EarthLink CEO and President Joseph F. Eazor. “The resulting focus in our business units is creating efficiency which helps us sustain robust cash flow. For the third consecutive quarter, we used that cash flow to improve our balance sheet.”

Third Quarter 2015 Financial Summary

				Second	Third
Figures in US $ millions,	Third Quarter			Quarter	Quarter
except per share	2014	2015	Change	2015	2015	Change
Revenues
Enterprise/Mid-Market	*	$110.0	*	$114.4	$110.0	(3.8)%
Small Business	*	72.9	*	79.0	72.9	(7.7)%
Carrier/Transport	*	34.2	*	34.1	34.2	0.3%
Business Services	237.1	217.1	(8.4)%	227.6	217.1	(4.6)%
Consumer Services	60.7	53.8	(11.4)%	56.1	53.8	(4.1)%
Total Revenues	297.8	270.9	(9.0)%	283.7	270.9	(4.5)%

Gross Margin	162.1	148.5	(8.4)%	156.6	148.5	(5.2)%

Operating Expenses	105.9	90.8	(14.3)%	94.3	90.8	(3.7)%

Net Loss	(2.0)	(10.5)	425.0%	(9.9)	(10.5)	6.1%
Net Loss per share	(0.02)	(0.10)	400.0%	(0.10)	(0.10)	—%

Adjusted EBITDA (1)	59.0	61.4	4.1%	66.1	61.4	(7.1)%

Capital Expenditures	24.9	22.0	(11.6)%	20.9	22.0	5.3%

Cash and Marketable Securities	129.6	87.6	(32.4)%	87.4	87.6	0.2%

Gross Debt Outstanding (2)	600.0	513.9	(14.4)%	558.9	513.9	(8.1)%

Net Cash Provided by Operating Activities	62.1	74.0	19.2%	33.3	74.0	122.2%

Unlevered Free Cash Flow (1)	34.1	39.4	15.5%	45.2	39.4	(12.8)%

(1) Adjusted EBITDA and Unlevered Cash Flow are non-GAAP measures, see definitions in “Non-GAAP Measures” below.

(2) Excludes capital leases.

* During the third quarter of 2015, the Company implemented certain organizational, operational and reporting changes that resulted in the disaggregation of its Business Services segment into three separate reportable segments: enterprise/mid-market, small business and carrier/transport. Management determined it is impracticable to restate financial information prior to 2015 to conform to the new segment structure. See Consolidated Financial Highlights and Footnote 5 to the Consolidated Financial Highlights for more detail.

Revenue

•                  Total revenue was $270.9 million during the third quarter of 2015, a decline of 9.0% from the prior year quarter.

•                  Total Business Services revenue was $217.1 million during the third quarter of 2015, a decline of 8.4% from the prior year quarter.

•                  Business Services and total company revenue during the third quarter of 2015 included $1.2 million of favorable settlements compared to $6.8 million of favorable settlements during the third quarter of 2014. In the second quarter of 2015, total company revenue included $1.6 million of favorable dispute settlements and reserve adjustments, which consisted of $1.0 million of revenue in Business Services and $0.6 million of revenue in Consumer Services.

Net Loss and Adjusted EBITDA

•                  Net loss was $(10.5) million during the third quarter of 2015. This compares to a net loss of $(2.0) million in the third quarter of 2014 and $(9.9) million in the second quarter of 2015. The net loss during the third quarter of 2015 included a $2.5 million loss on extinguishment of debt.  The net loss during the second quarter of 2015 included a $6.0 million loss on extinguishment of debt.

•                  Adjusted EBITDA (a non-GAAP measure, see definition in “Non-GAAP Measures” below) was $61.4 million in the third quarter of 2015, a 4.1% increase from the third quarter of 2014 and a 7.1% decrease from the second quarter of 2015.

Balance Sheet and Cash Flow

•                  Net cash provided by operating activities was $74.0 million during the third quarter of 2015. This compared to net cash provided by operating activities of $62.1 million in the third quarter of 2014 and $33.3 million in the second quarter of 2015.

•                  Unlevered Free Cash Flow (a non-GAAP measure, see definition in “Non-GAAP Measures” below) was $39.4 million during the third quarter of 2015.  This compared to Unlevered Free Cash Flow of $34.1 million in the third quarter of 2014 and $45.2 million in the second quarter of 2015.

•                  EarthLink ended the third quarter of 2015 with $87.6 million in cash. During the third quarter of 2015, EarthLink repurchased $30.0 million of outstanding 8.875% debt for $31.5 million, plus accrued and unpaid interest. EarthLink also made net repayments under its revolving credit facility of $15.0 million.

Non-GAAP Measures

Adjusted EBITDA is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs, loss on extinguishment of debt, and gain (loss) from discontinued operations, net of tax.  Unlevered Free Cash Flow is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs, loss on extinguishment of debt, and gain (loss) from discontinued operations, net of tax, less cash used for purchases of property and equipment.

Adjusted EBITDA and Unlevered Free Cash Flow are non-GAAP financial measures.  They should not be considered in isolation or as an alternative to measures determined in accordance with U.S. generally accepted accounting principles. Please refer to the Consolidated Financial Highlights for a reconciliation of these non-GAAP financial measures to the most comparable measures reported in accordance with U.S. generally accepted accounting principles and Footnote 5 of the Consolidated Financial Highlights for a discussion of the presentation, comparability and use of such financial measures.

Conference Call for Analysts and Investors

EarthLink’s Third Quarter 2015 Conference Call will be held on Tuesday, November 3, 2015, at 8:30 a.m. ET. The conference call will be hosted by EarthLink’s Chief Executive Officer and President Joseph F. Eazor and Executive Vice President and Chief Financial Officer Louis M. Alterman.

The dial-in number is:  (866) 887-3882.

Participants should reference the conference ID number 13785060 or “EarthLink Third Quarter 2015 Earnings Call” and dial in 10 minutes prior to the scheduled start time.

Webcast

A live Webcast of the conference call will be available at: http://ir.earthlink.net/

Presentation

An investor presentation to accompany the conference call and webcast will be available at: http://ir.earthlink.net/

Replay

A webcast replay will be available from 11:30 a.m. ET on November 3, 2015 through midnight on December 3, 2015. Dial toll-free:  (855) 859-2056. The replay confirmation code is 13785060. The Webcast will be archived on the company’s website at: http://ir.earthlink.net/events.cfm.

About EarthLink

EarthLink (EarthLink Holdings Corp., NASDAQ: ELNK) provides managed network, security and cloud solutions for multi-location businesses. We help thousands of specialty retailers, restaurants, financial institutions, healthcare providers, professional service firms and local governments deliver a reliable and engaging customer experience in their stores and branch offices. We do so by building and managing MPLS WAN networks, by providing virtualized infrastructure, security, hosted voice, secure WiFi and compliance solutions, and by offering exceptional customer care. We operate a nationwide network spanning more than 28,000 fiber route miles, with 90 metro fiber rings and secure data centers that provide ubiquitous data and voice IP service coverage. Our EarthLink Carrier® division sells facilities-based wholesale telecommunications to other providers and our award-winning Internet services connect hundreds of thousands of residential customers across the U.S. For more, visit www.earthlink.com and follow @earthlink, LinkedIn and Google+.

Cautionary Information Regarding Forward-Looking Statements

This press release includes “forward-looking” statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described. Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. With respect to such forward-looking statements, we seek the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation: (1) that we may not be able to execute our strategy to successfully transition to a leading managed network, security and cloud services provider, which could adversely affect our results of operations and cash flows; (2) that we may not be able to grow revenues from our growth products and services to offset declining revenues from our traditional products and services, which could adversely affect our results of operations and cash flows; (3) that failure to achieve operating efficiencies would adversely affect our results of operations and cash flows; (4) that we may have to undertake further restructuring plans that would require additional charges; (5) that is we are unable to adapt to changes in technology and customer demands, we may not remain competitive, and our revenues and operating results could suffer; (6) that we may be unable to successfully divest non-strategic products, which could adversely affect our results of operations(7) that we may be unable to successfully make or integrate acquisitions, which could adversely affect our results of operations; (8) that we face significant competition in the communications and managed services industry that could reduce our profitability; (9) that failure to retain existing customers could adversely affect our results of operations and cash flows; (10) that decisions by legislative or regulatory authorities, including the Federal Communications Commission relieving incumbent carriers of certain regulatory requirements, and possible further deregulation in the future, may restrict our ability to provide services and may increase the costs we incur to provide these services; (11) that if we are unable to interconnect with AT&T, Verizon and other incumbent carriers on acceptable terms, our ability to offer competitively priced local telephone services will be adversely affected; (12) that our operating performance will suffer if we are not offered competitive rates for the access services we need to provide our long distance services; (13) that we may experience reductions in switched access and reciprocal compensation revenue; (14) that failure to obtain and maintain necessary permits and rights-of-way could interfere with our network infrastructure and operations; (15) that we have substantial business relationships with several large telecommunications carriers, and some of our customer agreements may not continue due to financial difficulty, acquisitions, non-renewal or other factors, which could adversely affect our wholesale revenue and results of operations; (16) that we obtain a majority of our network equipment and software from a limited number of third-party suppliers; (17) that our commercial and alliance arrangements may not be renewed or may not generate expected benefits, which could adversely affect our results of operations; (18) our consumer business is dependent on the availability of third-party network service providers; (19) that we face significant competition in the Internet access industry that could reduce our profitability; (20) that the continued decline of our consumer access subscribers will adversely affect our results of operations; (21) that potential regulation of Internet service providers could adversely affect our operations; (22) that cyber security breaches could harm our business; (23) that privacy concerns relating to our business could damage our reputation and deter current and potential users from using our services; (24) that interruption or failure of our network, information systems or other technologies could impair our ability to provide our services, which could damage our reputation and harm our operating results; (25) that our business depends on effective business support systems and processes; (26) that if we, or other industry participants, are unable to successfully defend against disputes or legal actions, we could face substantial liabilities or suffer harm to our financial and operational prospects; (27) that we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future; (28) that we may not be able to protect our intellectual property; (29) that we may be unable to hire and retain sufficient qualified personnel, and the loss of any of our key executive officers could adversely affect us; (30) that unfavorable general economic conditions could harm our business; (31) that government regulations could adversely affect our business or force us to change our business practices; (32) that our business may suffer if third parties are unable to provide services or terminate their relationships with us; (33) that we may be required to recognize impairment charges on our goodwill and other intangible assets, which would adversely affect our results of operations and financial position; (34) that we may have exposure to greater than anticipated tax liabilities and we may be limited in the use of our net operating losses and certain other tax attributes in the future; (35) that our indebtedness could adversely affect our financial health and limit our ability to react to changes in our business and industry; (36) that we may require substantial capital to support business growth, and this capital may not be available to us on acceptable terms, or at all; (37) that our debt agreements include restrictive covenants, and failure to comply with these covenants could trigger acceleration of payment of outstanding indebtedness; (38) that we may reduce, or cease payment of, quarterly cash dividends; (39) that our stock price may be volatile; (40) that provisions of our certificate of incorporation, bylaws and other elements of our capital structure could limit our share price and delay a change of control of the company; and (41) that our bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ flexibility in obtaining a judicial forum for disputes with us or our directors, officers or employees. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ significantly from management’s expectations, are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2014.

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EARTHLINK HOLDINGS CORP.

Unaudited Condensed Consolidated Statements Of Operations

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2015	2014	2015

Revenues	$297,745	$270,904	$892,423	$837,015
Operating costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	135,695	122,391	425,759	378,901
Selling, general and administrative (exclusive of depreciation and amortization shown separately below)	105,948	90,775	317,030	280,382
Depreciation and amortization	46,716	46,502	139,186	141,489
Impairment of long-lived assets (1)	589	—	11,360	—
Restructuring, acquisition and integration-related costs (2)	1,108	5,486	10,993	14,836
Total operating costs and expenses	290,056	265,154	904,328	815,608
Income (loss) from operations	7,689	5,750	(11,905)	21,407
Interest expense and other, net	(13,970)	(11,731)	(42,008)	(39,780)
Loss on extinguishment of debt (3)	—	(2,482)	—	(9,734)
Loss from continuing operations before income taxes	(6,281)	(8,463)	(53,913)	(28,107)
Income tax benefit (provision)	4,329	(2,060)	3,592	(2,821)
Loss from continuing operations	(1,952)	(10,523)	(50,321)	(30,928)
Gain from discontinued operations, net of tax (4)	—	—	61	—
Net loss	$(1,952)	$(10,523)	$(50,260)	$(30,928)

Basic and diluted net loss per share
Continuing operations	$(0.02)	$(0.10)	$(0.49)	$(0.30)
Discontinued operations	—	—	—	—
Basic and diluted net loss per share	$(0.02)	$(0.10)	$(0.49)	$(0.30)
Basic and diluted weighted average common shares outstanding	102,268	103,737	102,312	103,228

Dividends declared per share	$0.05	$0.05	$0.15	$0.15

EARTHLINK HOLDINGS CORP.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except per share data)

	December 31, 2014	September 30, 2015
ASSETS
Current assets:
Cash and cash equivalents	$134,133	$87,623
Accounts receivable, net of allowance of $6,211 and $3,862 as of December 31, 2014 and September 30, 2015, respectively	92,616	82,864
Prepaid expenses	13,761	17,120
Other current assets	13,671	11,399
Total current assets	254,181	199,006
Property and equipment, net	404,713	372,948
Goodwill	137,751	137,751
Other intangible assets, net	91,490	41,617
Other long-term assets	22,026	16,704
Total assets	$910,161	$768,026
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,726	$18,527
Accrued payroll and related expenses	50,197	38,988
Other accrued liabilities	85,181	81,366
Deferred revenue	43,940	41,765
Current portion of long-term debt and capital lease obligations	1,537	16,565
Deferred income taxes, net	751	650
Total current liabilities	205,332	197,861
Long-term debt and capital lease obligations	606,284	507,335
Long-term deferred income taxes, net	2,448	3,080
Other long-term liabilities	21,313	22,624
Total liabilities	835,377	730,900

Stockholders’ equity:
Preferred stock, $0.01 par value, 100,000 shares authorized, 0 shares issued and outstanding as of December 31, 2014 and September 30, 2015	—	—
Common stock, $0.01 par value, 300,000 shares authorized, 198,623 and 200,144 shares issued as of December 31, 2014 and September 30, 2015, respectively, and 102,296 and 103,817 shares outstanding as of December 31, 2014 and September 30, 2015, respectively	1,986	2,001
Additional paid-in capital	2,035,382	2,028,637
Accumulated deficit	(1,217,727)	(1,248,655)
Treasury stock, at cost, 96,327 shares as of December 31, 2014 and September 30, 2015	(744,857)	(744,857)
Total stockholders’ equity	74,784	37,126
Total liabilities and stockholders’ equity	$910,161	$768,026

EARTHLINK HOLDINGS CORP.

Reconciliation of Net Loss to Adjusted EBITDA (5)

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2014	2015	2015
Net loss	$(1,952)	$(9,922)	$(10,523)
Interest expense and other, net	13,970	14,112	11,731
Income tax provision (benefit)	(4,329)	410	2,060
Depreciation and amortization	46,716	47,723	46,502
Impairment of long-lived assets (1)	589	—	—
Stock-based compensation expense	2,930	3,814	3,635
Restructuring, acquisition and integration-related costs (2)	1,108	3,978	5,486
Loss on extinguishment of debt (3)	—	5,966	2,482
Adjusted EBITDA (5)	$59,032	$66,081	$61,373

Reconciliation of Net Loss to Unlevered Free Cash Flow (5)

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2014	2015	2015
Net loss	$(1,952)	$(9,922)	$(10,523)
Interest expense and other, net	13,970	14,112	11,731
Income tax provision (benefit)	(4,329)	410	2,060
Depreciation and amortization	46,716	47,723	46,502
Impairment of long-lived assets (1)	589	—	—
Stock-based compensation expense	2,930	3,814	3,635
Restructuring, acquisition and integration-related costs (2)	1,108	3,978	5,486
Loss on extinguishment of debt (3)	—	5,966	2,482
Purchases of property and equipment	(24,890)	(20,873)	(22,011)
Unlevered Free Cash Flow (5)	$34,142	$45,208	$39,362

Reconciliation of Net Cash Provided by Operating Activities to Unlevered Free Cash Flow (5)

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2014	2015	2015
Net cash provided by operating activities	$62,063	$33,262	$73,962
Income tax provision (benefit)	(4,329)	410	2,060
Non-cash income taxes	4,391	(196)	(151)
Interest expense and other, net	13,970	14,112	11,731
Amortization of debt discount and debt issuance costs	(1,029)	(994)	(849)
Restructuring, acquisition and integration-related costs (2)	1,108	3,978	5,486
Changes in operating assets and liabilities	(16,918)	16,255	(30,951)
Purchases of property and equipment	(24,890)	(20,873)	(22,011)
Other, net	(224)	(746)	85
Unlevered Free Cash Flow (5)	$34,142	$45,208	$39,362

Net cash used in investing activities	$(25,390)	$(20,873)	$(22,011)
Net cash used in financing activities	$(5,513)	$(33,080)	$(51,690)

EARTHLINK HOLDINGS CORP.

Supplemental Schedule of New Segment Information (6)

(in thousands)

	Three Months	Nine Months
	Ended	Ended
	September 30, 2015	September 30, 2015
Enterprise/Mid-Market
Revenues	$110,051	$338,809
Cost of revenues (excluding depreciation and amortization)	54,574	167,062
Gross margin	55,477	171,747
Small Business
Revenues	72,876	230,577
Cost of revenues (excluding depreciation and amortization)	34,059	106,577
Gross margin	38,817	124,000
Carrier/Transport
Revenues	34,190	101,606
Cost of revenues (excluding depreciation and amortization)	14,839	46,124
Gross margin	19,351	55,482
Consumer Services
Revenues	53,787	166,023
Cost of revenues (excluding depreciation and amortization)	18,919	59,138
Gross margin	34,868	106,885
Consolidated
Revenues	270,904	837,015
Cost of revenues (excluding depreciation and amortization)	122,391	378,901
Gross margin	148,513	458,114
Selling, general and administrative expenses	90,775	280,382
Depreciation and amortization	46,502	141,489
Restructuring, acquisition and integration-related costs	5,486	14,836
Interest expense and other, net	11,731	39,780
Loss on extinguishment of debt	2,482	9,734
Loss from continuing operations before income taxes	$(8,463)	$(28,107)

EARTHLINK HOLDINGS CORP.

Supplemental Schedule of Previous Segment Information (6)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2015	2014	2015
Business Services
Revenues	$237,054	$217,117	$705,273	$670,992
Cost of revenues (excluding depreciation and amortization)	113,785	103,472	358,604	319,763
Gross margin	123,269	113,645	346,669	351,229
Direct segment operating expenses	88,078	77,708	260,523	240,494
Segment operating income	$35,191	$35,937	$86,146	$110,735
Consumer Services
Revenues	$60,691	$53,787	$187,150	$166,023
Cost of revenues (excluding depreciation and amortization)	21,910	18,919	67,155	59,138
Gross margin	38,781	34,868	119,995	106,885
Direct segment operating expenses	10,573	7,441	33,534	23,095
Segment operating income	$28,208	$27,427	$86,461	$83,790
Consolidated
Revenues	$297,745	$270,904	$892,423	$837,015
Cost of revenues (excluding depreciation and amortization)	135,695	122,391	425,759	378,901
Gross margin	162,050	148,513	466,664	458,114
Direct segment operating expenses	98,651	85,149	294,057	263,589
Segment operating income	63,399	63,364	172,607	194,525
Depreciation and amortization	46,716	46,502	139,186	141,489
Impairment of long-lived assets (1)	589	—	11,360	—
Restructuring, acquisition and integration-related costs (2)	1,108	5,486	10,993	14,836
Corporate operating expenses	7,297	5,626	22,973	16,793
Interest expense and other, net	13,970	11,731	42,008	39,780
Loss on extinguishment of debt	—	2,482	—	9,734
Loss from continuing operations before income taxes	$(6,281)	$(8,463)	$(53,913)	$(28,107)

EARTHLINK HOLDINGS CORP.

Supplemental Schedule of Revenue Detail

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2015	2014	2015
Business Services
Retail services	$189,122	$178,207	$573,028	$554,995
Wholesale services	42,788	34,190	117,200	101,606
Other services	5,144	4,720	15,045	14,391
Total revenues	237,054	217,117	705,273	670,992
Consumer Services
Access services	49,516	42,392	154,665	132,310
Value-added services	11,175	11,395	32,485	33,713
Total revenues	60,691	53,787	187,150	166,023
Total Revenues	$297,745	$270,904	$892,423	$837,015

EARTHLINK HOLDINGS CORP.

Supplemental Financial Data

	September 30,	June 30,	September 30,
	2014	2015	2015

Number of employees at end of period (7)	2,843	2,314	2,144

EARTHLINK HOLDINGS CORP.

Consumer Services Operating Metrics

	Three Months Ended
	September 30,	June 30,	September 30,
	2014	2015	2015

Average narrowband subscribers (8)	501,000	469,000	466,000
Average broadband subscribers (8)	372,000	313,000	298,000
Average consumer subscribers (8)	873,000	782,000	764,000

ARPU (9)	$23.18	$23.62	$23.48
Churn rate (10)	2.2%	1.9%	1.7%

EARTHLINK HOLDINGS CORP.

Footnotes to Consolidated Financial Highlights

1.              During the three and nine months ended September 30, 2014, the Company recorded $0.6 million and $11.4 million, respectively, for impairment of property and equipment, which consisted of impairment of work in progress for information technology projects not expected to be used.

2.              Restructuring, acquisition and integration-related costs consisted of the following for the periods presented (in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015

Integration-related costs	$1,270	$1,526	$7,985	$4,501
Severance, retention and other employee costs	39	2,986	2,005	6,935
Facility-related costs	(203)	974	999	3,400
Transaction-related costs	2	—	4	—
Restructuring, acquisition and integration-related costs	$1,108	$5,486	$10,993	$14,836

Restructuring, acquisition and integration-related costs consist of costs related to the Company’s restructuring, acquisition and integration-related activities. Such costs include:1) integration-related costs, such as system conversions, rebranding costs and integration-related consulting and employee costs; 2) severance, retention and other employee termination costs associated with acquisition and integration activities and with certain voluntary employee separations; 3) facility-related costs, such as lease termination and asset impairments; and 4) transaction-related costs, which are direct costs incurred to effect a business combination, such as advisory, legal, accounting, valuation and other professional fees.

3.              During the three and nine months ended September 30, 2015, the Company recorded $2.5 million and $9.7 million, respectively, for losses on extinguishment of debt. The losses consisted of premiums paid on the Company’s debt repurchases and redemptions, the write-off of unamortized discount on debt and the write-off of unamortized debt issuance costs. In March 2015, the Company repurchased $21.1 million outstanding principal of its 8.875% Senior Notes due 2019 (the “Senior Notes”) in the open market. In April 2015, the Company repurchased $5.0 million outstanding principal of its Senior Notes in the open market. In June 2015, the Company redeemed $70.0 million aggregate principal amount of its Senior Notes pursuant to terms under the indenture. In August 2015, the Company repurchased $30.0 million aggregate principal amount of our Senior Notes in the open market.

4.              The operating results of the Company’s telecom systems business acquired as part of ITC^DeltaCom have been separately presented as discontinued operations for all periods presented. On August 2, 2013, the Company sold its telecom systems business. The Company has no significant continuing involvement in the operations or significant continuing direct cash flows. The telecom systems results of operations were previously included in the Company’s Business Services segment.

5.              Adjusted EBITDA is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs, loss on extinguishment of debt, and gain (loss) from discontinued operations, net of tax. Unlevered Free Cash Flow is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs, loss on extinguishment of debt, and gain (loss) from discontinued operations, net of tax, less cash used for purchases of property and equipment.

Adjusted EBITDA and Unlevered Free Cash Flow are non-GAAP measures and are not determined in accordance with U.S. generally accepted accounting principles. These non-GAAP financial measures are commonly used in the industry and are presented because management believes they provide relevant and useful information to investors. Management uses these non-GAAP financial measures to evaluate the performance of its business and determine bonuses. Management believes that excluding the effects of certain non-cash and non-operating items enables investors to better understand and analyze the current period’s results and provides a better measure of comparability. There are limitations to using these non-GAAP financial measures. Adjusted EBITDA and Unlevered Free Cash Flow are not indicative of cash provided or used by operating activities and may differ from comparable information provided by other companies.  Adjusted EBITDA and Unlevered Free Cash Flow should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with U.S. GAAP.

6.              The Company reports segment information along the same lines that its Chief Operating Decision Maker reviews its operating results in assessing performance and allocating resources. The Company has historically operated two reportable segments, Business Services and Consumer Services. The Company’s Business Services segment provided a broad range of data, voice and managed services to retail and wholesale business customers. The Company’s Consumer Services segment provided nationwide Internet access and related value-added services to residential customers.

During the three months ended September 30, 2015, the Company implemented certain organizational, operational and reporting changes that resulted in the disaggregation of its Business Services segment into three separate reportable segments: Enterprise/Mid-Market, Small Business and Carrier/Transport. The Consumer Services segment was not impacted. The Company’s new reportable segments are strategic business units that are aligned around distinct customer categories. The Company reorganized its business around these business units to optimize operations. The Company began reporting the disaggregated information to its Chief Operating Decision Maker during the three months ended September 30, 2015. As a result, the Company now operates the following four reportable segments:

•                  Enterprise/Mid-Market. The Company’s Enterprise/Mid-Market segment provides a broad range of data, voice and managed network services to distributed multi-site business customers.

•                  Small Business. The Company’s Small Business segment provides a broad range of data, voice and managed network services to small, often single-site business customers.

•                  Carrier/Transport. The Company’s Carrier/Transport segment provides transmission capacity and other data, voice and managed network services to telecommunications carriers and large enterprises.

•                  Consumer Services. The Company’s Consumer Services segment provides nationwide Internet access and related value-added services to residential customers.

Segment information for the three and nine months ended September 30, 2014 has not been restated to reflect the Company’s new reportable segment structure. The Company began recording revenue and expense transactions at the new segment level in 2015. Management has determined that it is impracticable to restate financial information prior to 2015 to conform to the new reportable segment structure due to the level of effort required to segment customers that terminated service prior to 2015 and identify the related cost of revenue associated with those customers, as this information is not currently available. For comparability purposes, the Company presented segment results under the Company’s previous reportable segment structure for the three and nine months ended September 30, 2014 and 2015.

The Company evaluates performance of its new segment structure based on segment gross margin. Segment gross margin includes revenues from external customers and related cost of revenues. Costs excluded from segment gross margin include selling, general and administrative expenses, depreciation and amortization, impairment of goodwill and intangible assets, restructuring, acquisition and integration-related costs, and interest expense and other, net, as they are not considered in the measurement of segment performance.

The Company evaluated performance of its previous segment structure based on segment operating income. Segment operating income includes revenues from external customers, related cost of revenues and operating expenses directly attributable to the segment, which included costs over which segment managers have direct discretionary control, such as advertising and marketing programs, customer support expenses, product development expenses, certain technology and facilities expenses, billing operations and provisions for doubtful accounts. Segment operating income excluded other income and expense items and certain expenses over which segment managers do not have discretionary control. Costs excluded from segment operating income include various corporate expenses (consisting of certain costs such as corporate management, human resources, finance and legal), depreciation and amortization, impairment of goodwill and intangible assets, restructuring, acquisition and integration-related costs, stock-based compensation expense, and interest expense and other, net, as they were not considered in the measurement of segment performance.

7.              Represents full-time equivalents.

8.              Average subscribers for the three month periods is calculated by averaging the ending monthly subscribers or accounts for the four months preceding and including the end of the quarterly period.

9.              ARPU represents the average monthly revenue per user (subscriber). ARPU is computed by dividing average monthly revenue for the period by the average number of subscribers for the period. Average monthly revenue used to calculate ARPU includes recurring service revenue as well as nonrecurring revenues associated with equipment and other one-time charges associated with initiating or discontinuing services. Average monthly revenue for the three months ended June 30, 2015 excludes a $0.6 million favorable settlement adjustment recorded during the period.

10.       Churn rate is used to measure the rate at which subscribers discontinue service on a voluntary or involuntary basis.  Churn rate is computed by dividing the average monthly number of subscribers that discontinued service during the period by the average subscribers for the period.